                                                                    EXHIBIT 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT

  THE                                       TO THE HOLDERS OF:
BANK OF                                     Corporate Band-Backed Certificates
  NEW                                       Series 1997-CHR-1
  YORK                                      Class A-1 Certificates
                                                CUSIP NUMBER: 219-87H-AG0

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as trustee submits the following cash basis statement for the period ending: FEBRUARY 03, 2003

INTEREST ACCOUNT
Balance as of August 01, 2002                                                                                $         0.00
      Schedule Income received on securities ...................................                             $ 1,862,500.00
      Unscheduled Income received on securities ................................                             $         0.00
      Schedule Interest received from Swap Counterparty ........................                             $         0.00
      Unscheduled Interest received from Swap Counterparty .....................                             $         0.00
      Interest Received on sale of Securties ...................................                             $         0.00
LESS:
      Distribution to Class A-1 Holders ........................................    $ 1,197,114.00
      Distribution to Swap Counterparty ........................................    $         0.00
      Trustee Fees .............................................................    $     2,250.00
      Fees allocated for third party expenses ..................................    $         0.00
Balance as of February 03, 2003 ................................................          Subtotal           $   663,136.00


PRINCIPAL ACCOUNT
Balance as of August 01, 2002                                                                                $         0.00
      Scheduled Principal payment received on securities .......................                             $         0.00
      Principal received on sale of securities .................................                             $         0.00
LESS:
      Distribution to Class A-1 Holders ........................................    $   663,136.00
      Distribution to Swap Counterparty ........................................    $         0.00
Balance as of February 03, 2003 ................................................          Subtotal           $   663,136.00
                                                                                           Balance           $         0.00

               UNDERLYING SECURITIES HELD AS OF: February 03, 2003
                          $50,000,000 7.45% Debentures
                                    Issued by
                                  CHRYSLER CORP
                              CUSIP#: 171-196-AS7